                                                                    Exhibit 99.2


                                  DETACH HERE
 -------------------------------------------------------------------------------


                        INDEPENDENT COMMUNITY BANC CORP.
            PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON

                               FEBRUARY 26, 2002

    The undersigned having received the Proxy Statement/Prospectus dated as of January 17, 2002, together with the notice of the special meeting of shareholders of Independent Community Banc Corp., to be held on February 26, 2002 at 5:30 p.m., hereby designates and appoints James D. Heckelman, William F. Boose and John M. Kovesdi, Jr., D.O. as proxies for the undersigned, with full power of substitution, to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares that the undersigned is entitled to vote at the special meeting, unless revoked, and at any adjournment thereof, such proxies being directed to vote as specified below on the following proposal:


                 MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1.


Proposal 1: To adopt the Agreement and Plan of Merger by and between ICBC and
            First Citizens Banc Corp and to approve the transactions contemplated thereby, including the merger of ICBC with and into First Citizens.

        [ ]FOR          [ ] AGAINST         [ ] ABSTAIN

Proposal 2: To transact such other business as may properly come before the special meeting, or any adjournment thereof in order to allow the further solicitation of proxies.

        [ ]FOR          [ ] AGAINST         [ ] ABSTAIN


    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2. ALL PROXIES PREVIOUSLY GIVEN ARE HEREBY REVOKED. RECEIPT OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.


                                                    (Continued on reverse side.)

                                  DETACH HERE
--------------------------------------------------------------------------------

                          (Continued from other side.)

    The aforesaid proxies are hereby authorized to vote at their discretion on any other matter that may properly come before the special meeting. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the special meeting and advising the Secretary of the shareholder's intent to vote the share(s) or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of ICBC at 16 Executive Drive, Norwalk, Ohio 44857, Attention: Jacqueline A. Griggs, Secretary. A revocation may be in any written form validly signed by the record holder so long as it clearly states that the proxy previously given is no longer effective.
                                              PLEASE DATE, SIGN AND MAIL THIS
                                              PROXY TO ICBC, ATTENTION:
                                              JACQUELINE A. GRIGGS, SECRETARY,
                                              16 EXECUTIVE DRIVE, NORWALK, OHIO
                                              44857. AN ENVELOPE IS ENCLOSED
                                              FOR YOUR CONVENIENCE.

                                                   Dated --------------- , 2002

                                                   -----------------------------
                                                             Signature

                                                   -----------------------------
                                                             Signature

                                                   Please sign exactly as your
                                                   name appears on your stock
                                                   certificate(s) and return
                                                   this proxy promptly in the
                                                   accompanying envelope. If the
                                                   share(s) are issued in the
                                                   names of two or more persons,
                                                   all persons should sign the
                                                   proxy. If the shares are
                                                   issued in the name of a
                                                   corporation or partnership,
                                                   please sign in the corporate
                                                   name, by the president or
                                                   other authorized officer, or
                                                   in the partnership name, by
                                                   an authorized person. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee, guardian or in any
                                                   other representative
                                                   capacity, please give your
                                                   full title as such.